UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 02, 2026

FibroBiologics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41934	86-3329066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300
Houston, Texas		77054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 281 671-5150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FBLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2026, Matt Link notified FibroBiologics, Inc. (the “Company”) that he was resigning from the Board of Directors (the “Board”), effective as of July 2, 2026.

On July 8, 2026, the Board appointed Kathleen Rubins, Ph.D. as a Class III director of the Board, effective July 8, 2026, to serve until the expiration of her term at the 2029 annual meeting of stockholders. Dr. Rubins was also appointed to serve on the Board’s Audit Committee, Compensation Committee and Governance and Nominating Committee.

Dr. Rubins is the Founding Director, Trivedi Institute for Space and Global Biomedicine, and a Professor of Computational and Systems Biology at the University of Pittsburgh School of Medicine. She is also a US Army Reserve Innovation Officer, Major/O-4 in the 75th US Army Innovation Command. From August 2009 through July 2025, Dr. Rubins served as an Astronaut in the National Aeronautics and Space Administration (NASA). Dr. Rubins received her Ph.D. in Cancer Biology from Stanford University and a Bachelor of Science in Molecular Biology from the University of California, San Diego (UCSD).

In connection with her appointment, Dr. Rubins will be entitled to receive compensation consistent with that of the Company’s other non-employee directors under the Company’s Non-Employee Director Compensation Policy, as such policy may be amended from time to time.

Dr. Rubins is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Rubins and any other persons pursuant to which she was selected as a director.

The Company also entered into its standard form of indemnification agreement with Dr. Rubins, which will require the Company to indemnify Dr. Rubins against certain liabilities that may arise as a result of her status or service as a director of the Company. The description of the Company’s standard form of indemnification agreement is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K filed with the SEC on February 24, 2026.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Dr. Rubins to the Board has been furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Press Release
Exhibit 104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FibroBiologics, Inc.

Date:	July 9, 2026	By:	/s/ Pete O'Heeron
Name: Pete O'Heeron Title: Chief Executive Officer